UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2022

FENNEC PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

001-32295

(Commission File Number)

British Columbia, Canada	20-0442384
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

PO Box 13628, 68 TW Alexander Drive, Research Triangle Park, NC	27709
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 636-4530

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common	FENC, FRX	Nasdaq, TSX

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 14, 2022, Fennec Pharmaceuticals Inc. (the “Company”) held an annual meeting of shareholders (the “Meeting”). The shareholders approved all proposals considered at the Meeting and approved all nominees of the Company for director, as follows:

1.             The following six (6) nominees were elected to serve as directors, each to serve until the next annual meeting of shareholders of the Company or until their respective successor shall have been duly elected or duly approved:

Name of Nominee	Votes For	Votes Withheld	Broker Non-Votes
Dr. Khalid Islam	15,884,541	65,032	5,304,126
Adrian Haigh	15,884,387	65,186	5,304,126
Chris A. Rallis	15,883,822	65,751	5,304,126
Marco Brughera	15,886,736	62,837	5,304,126
Jodi Cook	15,887,034	62,539	5,304,126
Rostislav Raykov	15,884,175	65,398	5,304,126

2.             The resolution to appoint Haskell & White LLP as independent public accounting firm of the Company and to authorize the Board of Directors to fix their remuneration was approved based on the following vote:

Votes For	18,156,862
Votes Withheld	162,413
Abstentions	2,669
Broker Non-Votes	0

3.              The resolution to vote on the advisory vote on executive compensation was approved based on the following vote:

Votes For	12,812,365
Votes Against	153,550
Abstentions	52,058
Broker Non-Votes	5,304,126

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FENNEC PHARMACEUTICALS INC.

Date June 15, 2022	By:	/s/ Rostislav Raykov
Rostislav Raykov Chief Executive Officer